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  As filed with the Securities and Exchange Commission on September 17, 1997

                                                  Registration No. 333-_______

                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                             ____________________

                                   FORM S-8
                            REGISTRATION STATEMENT
                                    UNDER
                          THE SECURITIES ACT OF 1933
                             ____________________

                            GIBSON GREETINGS, INC.

              (Exact name of issuer as specified in its charter)


             Delaware                              52-1242761
     ________________________         ____________________________________
     (State of Incorporation)         (I.R.S. Employer Identification No.)


       2100 Section Road, Cincinnati, Ohio                45237
     _____________________________________________________________________
     (Address of Principal Executive Offices)           (Zip Code)


                            GIBSON GREETINGS, INC.
                          1991 STOCK INCENTIVE PLAN
                           (Full Title of the Plan)

                    Harold L. Caldwell, 2100 Section Road
                           Cincinnati, Ohio  45237
                   (Name and address of agent for service)

                    Telephone number, including area code,
                    of agent for service:  (513) 841-6653
                    _____________________________________


                       CALCULATION OF REGISTRATION FEE
                       _______________________________
   Title of        Amount    Proposed maximum   Proposed maximum
  securities       to be      offering price       aggregate        Amount of
    to be        registered      per share       offering price   registration
  registered        (1)            (2)                (2)             fee
______________   __________  ________________   ________________  ____________
 Common Stock,   1,500,000
par value $.01     shares         $22 13/16        $34,218,750     $10,369.32


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[FN]
(1) This registration statement also covers such indeterminable number of additional shares of Common Stock of Gibson Greetings, Inc. as may become issuable with respect to all or any of such shares pursuant to antidilution provisions in the plan.

(2) Inserted solely for purposes of computing the registration fee and based, pursuant to Rule 457(h) under the Securities Act of 1933, as amended, upon the average of the high and low prices of the Common Stock on September 12, 1997, as reported on the Nasdaq National Market.

This Registration Statement also relates to Form S-8 Registration Statements No. 33-44633 and 33-67782 of the Registrant.












































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                                   PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT



     This Registration Statement, being filed in accordance with General Instruction E to Form S-8, incorporates by reference the contents of Form S-8 Registration Statements No. 33-44633 and 33-67782.





Item 8.  Exhibits
_________________


Exhibit Number
______________

   5              Opinion of Taft, Stettinius & Hollister
  23.1            Consent of Deloitte & Touche LLP
  23.2            Consent of Counsel (included in Exhibit 5)
  24              Power of Attorney






























                                    II-1
                                     -4-
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                                  SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cincinnati, State of Ohio as of the 16th day of September, 1997.



                                      GIBSON GREETINGS, INC.


                                      By: /s/ Frank J. O'Connell
                                         ____________________________________
                                      Frank J. O'Connell, President and Chief
                                      Executive Officer



     Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated as of the 16th day of September, 1997.

              Signature                                Title
              _________                                _____


      /s/ Frank J. O'Connell            Chairman of the Board, President and
      _________________________         Chief Executive Officer
      Frank J. O'Connell                (principal executive officer)


      /s/ Paul W. Farley                Assistant Treasurer
      _________________________         (principal accounting officer)
      Paul W. Farley


      /s/ George M. Gibson              Director
      _________________________
      George M. Gibson


      /s/ Charles D. Lindberg           Director
      _________________________
      Charles D. Lindberg


      /s/ Albert R. Pezzillo            Director
      _________________________
      Albert R. Pezzillo




                                     -5-
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      /s/ Frank Stanton                 Director
      _________________________
      Frank Stanton


      /s/ Charlotte St. Martin          Director
      _________________________
      Charlotte St. Martin


      /s/ C. Anthony Wainwright         Director
      _________________________
      C. Anthony Wainwright









































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